AMENDED AND RESTATED TERM NOTE

August 7, 2013

$4,000,000.00 Tarrytown, New York

FOR VALUE RECEIVED, CASTLE BRANDS INC., a corporation organized under the laws of the State of Florida (“CBI”) and CASTLE BRANDS (USA) CORP. a corporation organized under the laws of the State of Delaware (“CBUSA”) (individually and collectively, “Borrower”), jointly and severally promise to pay to the order of KELTIC FINANCIAL PARTNERS II, LP, a Delaware limited partnership (“Lender”), at 580 White Plains Road, Suite 610, Tarrytown, New York 10591 or at such other place as Lender may from time to time in writing designate, the aggregate principal sum advanced to Borrower under this Term Note, which aggregate principal amount shall not exceed FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00) as provided below. Unless defined herein, capitalized terms shall have the meanings given such terms in the Loan and Security Agreement between Borrower and Lender dated as of August 19, 2011, as amended by a First Amendment dated as of July 23, 2012, by a Second Amendment dated March 11, 2013, and by a Third Amendment dated on or about the date of this Note (together with all Exhibits and Schedules thereto, as the same may be subsequently amended, extended, restated or otherwise modified, the “Loan Agreement”).

For purposes of this Note, a “Tranche” shall mean a portion of the aggregate principal amount of this Note that is advanced to Borrower in connection with the acquisition by Borrower (other than in the ordinary course of Borrower’s business) of certain Inventory that has been satisfactorily identified to Lender in Lender’s sole discretion. Each Tranche may be advanced by Lender to Borrower on one (1) Banking Day or on a series of Banking Days, as is acceptable to Lender in Lender’s sole discretion. The name of a Tranche, date of advance of a Tranche, original principal amount of a Tranche, terms and conditions relating to repayment of principal and payment of interest with respect to a Tranche and such other information as may be pertinent to a Tranche shall be set forth in a Schedule attached to, and made a part of, this Note (such Tranche’s “Tranche Schedule”). Each Tranche shall be subject to the terms and conditions of this Note and shall be subject to such additional terms and conditions contained in its Tranche Schedule and the Loan Agreement. Each Tranche Schedule may be added to this Note by Allonge, may be incorporated into an amendment and restatement of this Note, or may be made a part of this Note by such other methods as Lender shall agree in its sole discretion.

Notwithstanding anything to the contrary contained in any Tranche Schedule (i) Lender shall not be required to make any advance of a Tranche, in whole or in part, following the occurrence and during the continuation of a Default or Event of Default, and (ii) the entire unpaid principal balance of this Note, all accrued and unpaid interest thereon, all fees, costs and expenses payable in connection with the Term Loan, this Note and each Tranche, and all other sums due hereunder and under the Loan Documents in connection with the Term Loan, shall be due and payable IN FULL on the Maturity Date.

Borrower shall pay interest on the outstanding principal amount of this Note to Lender until all Obligations with respect to this Note and the Term Loan have been finally and indefeasibly paid to Lender in cash and performed in full. Interest shall accrue daily on the daily unpaid principal amount of this Note, and Borrower shall pay interest to Lender with respect to a Tranche monthly in arrears commencing on the first Banking Day of the calendar month immediately following the date of advance of such Tranche and on the first Banking Day of each calendar month thereafter. The outstanding principal balance of each Tranche shall bear interest at the rate indicated by its Tranche Schedule.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall any interest paid to Lender on the Term Loan exceed an amount that would cause the interest rate on the Term Loan to exceed the maximum rate permitted by applicable law. Any amount of interest paid to Lender that is finally and irrevocably determined by a court of competent jurisdiction to exceed the maximum interest payable on the Term Loan under applicable law shall be returned by Lender to Borrower promptly thereafter.

All repayments or prepayments of principal, all payments of interest and all payments of fees, costs and expenses payable in connection with the Term Loan shall be made by Borrower, or credited to the account of Borrower by Lender, pursuant to the terms of the Loan Agreement. Borrower may prepay the indebtedness evidenced by this Note in whole or in part pursuant to, and subject to, the applicable provisions of the Loan Agreement and Loan Documents. Any partial prepayment of the principal of this Note will be applied against the remaining unpaid principal payments due hereunder in the inverse order in which such payments are due.

This is the Note evidencing the “Term Loan” referred to in the Loan Agreement and is entitled to the benefit of all of the terms and conditions and the security of all of the security interests and liens granted by Borrower or any other person to Lender pursuant to the Loan Agreement, all collateral security agreements executed and/or delivered by Borrower, and all of the other Loan Documents including, without limitation, supplemental provisions regarding mandatory and/or optional prepayment rights and premiums. This Note amends and restates in its entirety, and is given in replacement of and in substitution for, but not in payment of, a Term Note dated March 11, 2013 and executed and delivered by Borrower to Lender, as such Note may have been amended from time to time prior to the date hereof.

The entire unpaid Obligations and Indebtedness evidenced by this Note shall become immediately due and payable, without further notice to or demand of Borrower upon the happening of any Event of Default. After an Event of Default, Lender shall have all of the rights and remedies available to Lender as set forth in the Loan Documents, including but not limited to those relating to the enforcement of this Note and the collection of the Obligations owing in connection with this Note and the Term Loan.

The agreements, covenants, Indebtedness, liabilities and Obligations of Borrower set forth in this Note shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of the Term Loan is rescinded or must otherwise be restored or returned by Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any other Person, or any Property of Borrower or any other Person, or otherwise, all as though such payment had not been made.

Whenever any payment to be made under this Note shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in the computation of any interest then due and payable hereunder.

The undersigned and all other parties who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Note. This Note and any provision hereof may not be waived, modified, amended or discharged orally, but only by an agreement in writing which is signed by the holder and the party or parties against whom enforcement of any waiver, change, modification, amendment or discharge is sought.

The agreements, covenants, Indebtedness, liabilities and Obligations of Borrower under this Note are joint and several obligations of each of the undersigned. Each of undersigned expressly represents that it is part of a common enterprise and that any financial accommodations by Lender under this Note and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to the undersigned.

This Note shall be governed by and construed in accordance with the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of laws thereof. This Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns. Lender shall have the right, without the necessity of any further consent of or other action by Borrower, to sell, assign, securitize or grant participations in all or a portion of Lender’s interest in this Note to other financial institutions of Lender’s choice and on such terms as are acceptable to Lender in Lender’s sole discretion. Borrower shall not assign, exchange or otherwise hypothecate any Obligations under this Note or any other rights, liabilities or obligations of Borrower in connection with this Note, in whole or in part, without the prior written consent of the Lender, and any attempted assignment, exchange or hypothecation without such written consent shall be void and be of no effect.

IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first above written.

CASTLE BRANDS INC.

By: /s/ Alfred J. Small
Name: Alfred J. Small
Title: Chief Financial Officer

CASTLE BRANDS (USA) CORP.

By: /s/ Alfred J. Small
Name: Alfred J. Small
Title: Chief Financial Officer

STATE OF NEW YORK

COUNTY OF NEW YORK

On the 7th day of August in the year 2013, before me, the undersigned, a notary public in and for said state, personally appeared Alfred J. Small, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Donna M. Hibbert
Notary Public, State of New York